UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 01/08/2018

BEMAX INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

625 Silver Oak Drive Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 10, the Company’s Board of Directors approved the retirement of 40,000,000 common shares own by the Company’s CEO, Taiwo Aimasiko, effectively reducing the Company’s total common shares issued and outstanding by 9.3%.

On January 8, 2017, the Company's Board of Directors approved and the Company designated 40,000,000 of its authorized preferred stock as Series "C" preferred shares. The Certificate of Designation stated the following:

Conversion Rights: Each share of Series "C" Preferred is convertible at any time, and from time to time, into one (1) shares of Common Stock one day after the first anniversary of issuance;

Dividend Rights: In the event the Board of Directors declares a dividend on the common stock, each Series "C" Preferred share will be entitled to receive an equivalent dividend as if the Series "C" Preferred Share had been converted into Common Stock prior to the declaration of such dividend.

Voting Rights: 40 votes per share (votes along with common stock);

Liquidation Rights: None

Under Nevada corporation law, no shareholder approval was required for the creation of the Series "C" Preferred Stock or the issuance of Series "C" Preferred Stock in exchange for the shares of common stock exchanged therefor.

On January 10 , 2018, Taiwo Aimasiko, Director of the Company, offered to retire and exchanged 40,000,000 shares of Common Stock of the 50,000,000 owned by her for an aggregate 40,000,000 Series "C" Preferred Stock that would protect the voting power and ability to participate in the future of the Company, while at the same time enhance shareholders’ value. As a result of this retirement and exchange of Common Stock for Series "C" Preferred Stock, the Company’s issued and outstanding Common Stock was reduced from 428,689,775 to a total of 388,689,775.

The above shares of commons stock were issued in reliance on the exclusion from the registration requirements of the Securities Act of 1933, as amended or in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as the issuance of the stock did not involve a public offering of securities.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On January 8, 2018, Bemax Inc. (the "Company") filed a Certificate of Amendment with the Nevada Secretary of State (the "Nevada SOS") whereby it amended its Articles of Incorporation by increasing the Company's authorized shares from 1,050,000,000 billion to 1,800,000,000 billion. The Company's Board of Directors approved this amendment on January 8, 2018 and majority shareholders of the Company's issued and outstanding shares approved this amendment via a written consent executed on January 8, 2018.

Item 3.02 Unregistered Sales of Equity Securities

On January 10, 2018, the Company’s CEO, Taiwo Aimasiko, exchanged 40,000,000 of her common shares with the Company for 40,000,000 Series "C" preferred shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Document Description 4.1 Certificate of Designation (Series C Preferred Stock, filed with Secretary of State of Nevada on January 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEMAX INC.

 (Registrant)

Date:  January 12, 2018

By: /s/ Taiwo Aimasiko

President/CEO